Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

MUFG UNION BANK, N.A.

(Exact name of trustee as specified in its charter)

94-0304228
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

350 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

MUFG Union Bank, N.A.

MUFG Americas Legal Department

445 South Figueroa Street

Los Angeles, CA 90071

(213) 236-6737

(Name, address and telephone number of agent for service)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

(Issuing entity in respect of the Notes)

(Exact name of obligor as specified in its charter)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

(Issuing entity in respect of the Collateral Certificate)

(Exact name of registrant as specified in its charter)

WFN CREDIT COMPANY, LLC

(Depositor)

(Exact name of registrant as specified in its charter)

COMENITY BANK

(Exact name of Sponsor as specified in its charter)

Delaware	31-1772814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

3075 Loyalty Circle Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Asset-Backed Notes

(Title of Indenture Securities)

Item 1.	General Information. Furnish the following information as to the Trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15. Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association.**

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above.**

4.	A copy of the existing bylaws of the Trustee, or instruments corresponding thereto.*

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter]. Not applicable.

* Exhibits 1 and 4 are incorporated by reference to the exhibits of the same number to the Trustee’s Form T-1 filed with the Securities and Exchange Commission as a 305B2 application on August 7, 2015 and relating to Registration Number 333-183223.

** Exhibits 2 through 3 are incorporated by reference to the exhibits of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of Registration Number. 333-190256, filed with the Securities and Exchange Commission.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, MUFG Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of March, 2019.

MUFG Union Bank, N.A.

By:	/s/ Fernando Moreyra
Name:	Fernando Moreyra
Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

March 1, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture, dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust (the “Issuing Entity”) and MUFG Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ Fernando Moreyra
Fernando Moreyra
Vice President

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A

of Los Angeles in the State of California, at the close of business December 31, 2018 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,907,281
Interest-bearing balances	$6,306,468
Securities:
Held-to-maturity securities	$10,870,797
Available-for-sale securities	$16,062,012
Equity securities with readily determinable fair
values not held for trading	$9,493
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$—
Loans and lease financing receivables:
Loans and leases held for sale	$702,998
Loans and leases held for investment	$84,981,234
LESS: Allowance for loan and lease losses	$450,108
Loans and leases held for investment, net of allowance	$84,531,126
Trading assets	$613,718
Premises and fixed assets	$603,850
Other real estate owned	$1,395
Investments in unconsolidated subsidiaries and associated companies	$170,458
Direct and indirect investments in real estate ventures	$—
Intangible assets:	$3,558,126
Other assets	$5,445,223

Total assets	$130,782,945

Exhibit 7

LIABILITIES
Deposits:
In domestic offices	$92,191,117
Noninterest-bearing	$32,531,584
Interest-bearing	$59,659,533
In foreign offices, Edge and Agreement subsidiaries and IBFs	$—
Noninterest-bearing	$—
Interest-bearing	$—
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$—
Securities sold under agreements to repurchase	$—
Trading liabilities	$368,001
Other borrowed money	$20,922,991
Subordinated notes and debentures	$—
Other liabilities	$1,845,089

Total liabilities	$115,327,198

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,854,391
Retained earnings	$6,249,701
Accumulated other comprehensive income	$(1,324,689)
Other equity capital components	$—

Total bank equity capital	$15,383,980
Noncontrolling (minority) interests in consolidated subsidiaries	$71,767
Total equity capital	$15,455,747

Total liabilities and equity capital	$130,782,945